Exhibit 21


SUBSIDIARIES OF REGISTRANT

         1) One Valley Bank, National Association, a national banking association organized under the laws of the United States of America.

         2) One Valley Bank of Huntington, Inc., a West Virginia banking corporation.

         3) One Valley Bank of Mercer County, Inc., a West Virginia banking corporation.

         4) One Valley Bank-East, National Association, a national banking association organized under the laws of the United States of America.

         5) One Valley Bank of Oak Hill, Inc., a West Virginia banking corporation.

         6) One Valley Bank of Ronceverte, National Association, a national banking association organized under the laws of the United States of America.

         7)  One Valley Bank, Inc., a West Virginia banking corporation.

         8) One Valley Bank of Summersville, Inc., a West Virginia banking corporation.

         9)  One Valley Bank-North, Inc., a West Virginia banking corporation.

         10) One Valley Bank of Clarksburg, National Association, a national banking association organized under the laws of the United States of America.

         11) One Valley Square, Inc., a Texas corporation.

         12) One Valley Bank-Central Virginia, National Association, a national banking association organized under the laws of the United States of America.


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